UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 5, 2009

Frontier Airlines Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51890	20-4191157
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 Tower Road, Denver, Colorado	80249
(Address of principal executive offices)	(Zip Code)

720-374-4200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Frontier Airlines Holdings, Inc., (the “Company”) today announced that it has received a firm commitment for $40 million in post-petition debtor-in-possession (DIP) financing from Republic Airways Holdings, Inc., an airline holding company based in Indianapolis, Indiana.  The DIP facility is subject to bankruptcy court approval in the Company’s Chapter 11 proceedings in the United States Bankruptcy Court for the Southern District of New York, Case No. 08-11298 (RDD) and other pre-closing conditions. A copy of the related press release is provided hereunder as Exhibit 99.01.

As a condition to the loan, the Company agreed to allow the damage claim of Republic Airways Holdings, Inc. in the amount of $150 million arising from the Company’s rejection of the Airline Services Agreement dated as of January 11, 2007 among the Company, Frontier Airlines, Inc., Republic Airlines and Republic Airways.  The allowance of Republic Airways’ damage claim is subject to bankruptcy court approval.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99.01  Press Release dated March 5, 2009, entitled "Frontier Airlines Receives Commitment for Debtor in Possession Financing.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FRONTIER AIRLINES HOLDINGS, INC.

Date: March 5, 2009	By: /s/ Sean Menke
Its: President and CEO